Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2502, 2-95495, 33-43128, and 333-08493) pertaining to the Analog Devices, Inc. The Investment Partnership Plan of our report, dated June 15, 2009, with respect to the financial statements and schedule of the Analog Devices Inc. The Investment Partnership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
Boston, Massachusetts
June 15, 2009